CSFB04 - Price/Yield - 3A3	7's

Balance	$30,060,000.00	Delay	24	Formula	if curmonth le 83 then (#netrate3 - ) else (#netrate	WAC(3)	5.1577	WAM(3)	359
Coupon	4.5642	Dated	4/1/2004	NET(3)	4.830868	WALA(3)	1
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [0.2667%] THROUGH MONTH 83, THEN NET WAC LESS [0.2365]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7553]%

RUN TO EARLIEST OF BALLOON IN MONTH 83 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	22 CPR – Call (Y)	25 CPR – Call (Y)	27 CPR – Call (Y)	30 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)

100-28	4.2629	4.2075	4.1832	4.1438	4.1157	4.0632	3.9624	3.8547	3.7361	3.6091
100-28+	4.2584	4.2023	4.1776	4.1378	4.1093	4.0560	3.9539	3.8448	3.7247	3.5961
100-29	4.2539	4.1971	4.1721	4.1317	4.1028	4.0489	3.9455	3.8349	3.7133	3.5830
100-29+	4.2494	4.1919	4.1665	4.1256	4.0964	4.0417	3.9370	3.8251	3.7019	3.5699
100-30	4.2450	4.1867	4.1610	4.1196	4.0900	4.0346	3.9285	3.8152	3.6904	3.5568
100-30+	4.2405	4.1815	4.1555	4.1135	4.0836	4.0274	3.9201	3.8053	3.6790	3.5438
100-31	4.2360	4.1762	4.1499	4.1075	4.0771	4.0203	3.9116	3.7955	3.6676	3.5307
100-31+	4.2316	4.1710	4.1444	4.1014	4.0707	4.0131	3.9032	3.7856	3.6562	3.5177
101-00	4.2271	4.1658	4.1389	4.0954	4.0643	4.0060	3.8947	3.7758	3.6448	3.5046
101-00+	4.2226	4.1606	4.1334	4.0893	4.0579	3.9988	3.8862	3.7659	3.6334	3.4916
101-01	4.2181	4.1554	4.1278	4.0833	4.0515	3.9917	3.8778	3.7560	3.6220	3.4785
101-01+	4.2137	4.1502	4.1223	4.0773	4.0451	3.9846	3.8694	3.7462	3.6106	3.4655
101-02	4.2092	4.1450	4.1168	4.0712	4.0386	3.9774	3.8609	3.7364	3.5993	3.4525
101-02+	4.2047	4.1398	4.1113	4.0652	4.0322	3.9703	3.8525	3.7265	3.5879	3.4394
101-03	4.2003	4.1346	4.1057	4.0591	4.0258	3.9632	3.8440	3.7167	3.5765	3.4264
101-03+	4.1958	4.1294	4.1002	4.0531	4.0194	3.9560	3.8356	3.7068	3.5651	3.4134
101-04	4.1914	4.1242	4.0947	4.0471	4.0130	3.9489	3.8272	3.6970	3.5538	3.4004

Spread @ Center Price	104.9	124.7	131.1	141.0	147.6	158.1	169.4	183.0	190.4	192.6
WAL	3.95	3.35	3.14	2.85	2.67	2.38	1.98	1.68	1.44	1.25
Principal Window	May04 – Mar11	May04 – Mar11	May04 – Mar11	May04 – Mar11	May04 – Mar11	May04 – Jul10	May04 – Jul09	May04 – Oct08	May04 – Feb08	May04 – Aug07
Principal # Months	83	83	83	83	83	75	63	54	46	40

LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.370	1.370	1.370	1.370	1.370	1.370	1.370	1.370	1.370	1.370
CMT_1YR	1.324	1.324	1.324	1.324	1.324	1.324	1.324	1.324	1.324	1.324

SWAP Mat		0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
Yld		1.1	1.17	1.37	1.794	2.218	2.767	3.201	3.558

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur.  Investors should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

PRELIMINARY – SUBJECT TO CHANGE